Exhibit 10.102

2nd Amendment to the

CAPTISOL® SUPPLY AGREEMENT

dated as of

December 20, 2002 and amended July 29, 2005

BY AND BETWEEN

CYDEX, INC.

AND

THE HOVIONE GROUP

Dated as of March 1, 2007

2ND AMENDMENT TO THE CAPTISOL® SUPPLY AGREEMENT

THIS 2ND AMENDMENT TO THE CAPTISOL SUPPLY AGREEMENT (the “Agreement”) is entered into as of March 1, 2007, by and between:

(1) CYDEX, INC., a Delaware corporation with an office at 10513 W. 84th Terrace, Lenexa, Kansas, 66214 (“Cydex”), and

(2) HOVIONE LLC, a New Jersey limited liability company with an office at 40 Lake Drive, East Windsor, New Jersey, 08250 (“Agent”), acting as exclusive sales agent for the USA for the manufacturers, HOVIONE FARMACIENCIA S.A., a Portuguese corporation (“Hovione SA”), and HOVIONE PHARMASCIENCE LIMITED, a Macau corporation (“Hovione limited”), and acting as exclusive sales agent for the project manager HOVIONE INTERNATIONAL LIMITED, a Hong Kong corporation with an office at 172 Gloucester Road, Wanchai, Hong Kong (“Hovione International”), jointly and severally. Agent, Hovione SA, Hovione limited, and Hovione International are collectively referred to herein as “Hovione”).

This 2nd Amendment to the Captisol Supply Agreement is hereafter referred to as the “Amendment No. 2”.

BACKGROUND

Both parties declare that the original intent of the Agreement entered into has been and remains valid. The parties desire to amend the Agreement to clarify that Hovione has neither used nor will use any debarred or convicted person in the performance of its obligations under the Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual promises hereinafter made and the mutual benefits to be derived from this Amendment No. 2, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Definitions. All capitalized terms used herein shall have the meaning given to them in the Agreement, unless otherwise defined herein.

2.	Amendment to Section 8.2. Section 8.2 of the Agreement is hereby amended to add a new subclause (v) that read as follows:

“(v)	In addition to the foregoing, HOVIONE warrants and represents to CYDEX that it has not nor will it use in any capacity the services of any persons debarred or convicted under 21 U.S.C. Section 335(a) or 335(b) in manufacturing and supplying CAPTISOL.”

3.	Governing Law. This Amendment No. 2 shall be construed in accordance with the laws of the State of Delaware in the United States of America, without giving effect to the principles of conflicts of law thereof.

4.	Continuing Effect. Nothing in this Amendment No. 2 is meant to subvert or otherwise alter the rights and obligations of either Hovione or CyDex under the Agreement, except as and to the extent expressly stated herein.

5.	Counterparts. This Amendment No. 2 may be executed in multiple counterparts, each of which shall be an original as against any party whose signature appears thereon but each of which together shall constitute one and the same instrument.

Signature Page to Follow

IN WITNESS WHEREOF, the parties, through their authorized representatives, have duly executed this Amendment No. 2 as of the date first written above.

CyDec, Inc.

By:	/s/ Allen K. Roberson
Name:	Allen K. Roberson
Title:	Vice President
Date:	March 5, 2007

Hovione LLC

By:	/s/ David P. Hoffman
Name:	David P. Hoffman
Title:	President U.S. Operations
Date:	09 Mar. 2007

Hovione Farmaciencia S.A.

By:	/s/ Noé Carreira
Name:	Noé Carreira
Title:	Director
Date:	12 March 2007

Hovione Pharmascience Limited

By:	/s/ Luis Gomes
Name:	Luis Gomes
Title:	General Manager
Date:	Taizhou 9 March 07

Hovione International Limited

By:	/s/ G. Villax
Name:	G. Villax
Title:	Chief Executive
Date:	9 March 2007

Signature Page to Amendment No. 2 to the Captisol Supply Agreement